UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

PARAMOUNT SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202052	35-2515740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 703, Building 42

Yonghe Road #118

Jing’an District, Shanghai

(Address of Principal Executive Offices)

(702) 509-1266

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On August 4, 2017, Artis Jansons resigned as Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and sole Director.

On August 4, 2017, Tongqing Bao, 46, was appointed as Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer.  He stand for reelection at the next annual meeting of the shareholders.  There are no material arrangements to which Mr. Bao is a party, and there is no family relationship between him and any other party connected to the Company.

From 2012 through today, Mr. Bao has acted as the founder and president of Yikada Electronic Commerce Co., Ltd., an internet technology company.  From 2014 through today, he has acted as the founder and president of Jiumeng Investment Co., Ltd., an investment company focusing on agriculture and hotel projects.  From 2015 through today, he has acted as the founder and president of Jiumeng Hotel Management Co., Ltd., a hotel investment company.  From 2015 through today, he has acted as the founder and president of Jiumeng Network Technology Co., Ltd., an online shopping platform and app development company.  In 1997, Mr. Bao earned a degree in business administration from the Wenzheng College of Soochow University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2017

/s/Tongqing Bao

    Tongqing Bao

   Principal Executive Officer, Principal Financial Officer,

   Principal Accounting Officer and Sole Director